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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-50266) of Seattle Genetics, Inc. of our report dated January 25, 2002 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, WA
March 26, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS